Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Liquidia Corporation of our report dated March 17, 2022 relating to the financial statements, which appears in Liquidia Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 17, 2022